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                                                                    EXHIBIT 23.1


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
                             INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2001 relating to the combined financial statements and our report dated March 16, 2001 relating to the financial statement schedule of Kraft Foods Inc., which appear in the Current Report on Form 8-K of Kraft Foods Inc. dated August 10, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP
_______________________________
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
August 16, 2001